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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                       FORM 8-K

                                    CURRENT REPORT

                           Pursuant to Section 13 or 15(d)
                        of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported):  October 14, 1997

                          PINNACLE FINANCIAL SERVICES, INC.
                (Exact name of registrant as specified in its charter)

         Michigan                   0-17937               38-2671129
(State or other jurisdiction   (Commission File No.)      (IRS Employer
    of incorporation)                                 Identification No.)

                   830 Pleasant Street, St. Joseph, Michigan  49085
                 (Address of principal executive offices)  (Zip Code)

         Registrant's telephone number, including area code:  (616) 983-6311

                                    Not Applicable
            (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS

    (a) Pinnacle Financial Services, Inc., a Michigan corporation ("Pinnacle"), and CNB Bancshares, Inc., an Indiana corporation ("CNB"), have entered into an Agreement and Plan of Merger, dated as of October 14, 1997 (the "Merger Agreement"), which provides for the merger (the "Merger") of Pinnacle with and into CNB. The Merger is subject to, among other customary conditions, the requisite approvals of the shareholders of Pinnacle and CNB and various regulatory approvals.

         Pursuant to the Merger Agreement, (i) each issued and outstanding share of common stock, without par value, of Pinnacle (the "Pinnacle Common"), would be exchanged for 1.0365 shares (the "Conversion Ratio") of common stock, stated value $1.00 per share, of CNB (the "CNB Common"), and (ii) each issued and outstanding share of CNB Common would remain outstanding, unaffected by the Merger.

         The Merger Agreement may be terminated by Pinnacle if (i) the CNB Average Price (defined in the Merger Agreement as the average of the daily closing prices of CNB Common for the twenty consecutive New York Stock Exchange, Inc. ("N.Y.S.E.") trading days preceding the fifth calendar day prior to the Closing Date (the "Determination Date")) is less than $36.00 and
(ii)(a) the number obtained by dividing the CNB Average Price by the CNB Starting Price (defined in the Merger Agreement as the average of the daily closing prices of CNB Common for the ten consecutive N.Y.S.E. trading days commencing on the day five N.Y.S.E. trading days before the first public announcement of the Merger) is less than (b) the number obtained by dividing the Index Average Price (defined in the Merger Agreement as the weighted average of the daily closing sales prices for all of the companies in the Index Group (listed on Exhibit 7.09 of the Merger Agreement) for the twenty consecutive N.Y.S.E. trading days ending on the Determination Date) by the Index Starting Price (defined in the Merger Agreement as the weighted average of the daily closing sale prices for all the companies comprising the Index Group for the ten consecutive N.Y.S.E. trading days commencing on the day five N.Y.S.E. trading days before the first public announcement of the Merger) and multiplying the quotient in this clause (ii)(b) by 0.82. CNB has the option, in the event that Pinnacle determines to terminate the Merger Agreement pursuant to the preceding sentence, to increase the Conversion Ratio pursuant to the formula set forth in Section 7.09(b) of the Merger Agreement and, in such event, the Merger Agreement would remain in effect as so adjusted.

         The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2 hereto and incorporated herein by reference.

    (b) In connection with the execution of the Merger Agreement, Pinnacle and CNB entered into a Stock Option Agreement, dated as of October 14, 1997 (the "Option Agreement"), pursuant to which Pinnacle granted CNB the right to purchase from Pinnacle up to 2,000,000 shares of Pinnacle Common at a price of $37.00 per share (subject to possible adjustment pursuant to Section 5 of the Option Agreement), upon the occurrence of certain events described in the Option Agreement relating generally to the acquisition of Pinnacle by a third party.


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    (c)  The joint press release of Pinnacle and CNB announcing the execution of the Merger Agreement is attached as Exhibit 99.2 hereto and is incorporated herein by reference.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    (c)  Exhibits.

  Exhibit Reference
      Number            Exhibit Description
  -----------------      -------------------
        2               Agreement and Plan of Merger, by and between Pinnacle
                        Financial Services, Inc. and CNB Bancshares, Inc., dated as of October 14, 1997.

      99.1 Stock Option Agreement, by and between Pinnacle Financial Services, Inc. and CNB Bancshares, Inc., dated as of October 14, 1997.

      99.2 Press Release issued by Pinnacle Financial Services, Inc. and CNB Bancshares, Inc. on October 15, 1997.


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                                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       PINNACLE FINANCIAL SERVICES, INC.



Date:  October 20, 1997                By:  /s/ John A. Newcomer
                                          --------------------------------
                                            John A. Newcomer
                                            Its:  Vice-President and Corporate
                                                    Affairs Officer


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